

N
S
RTRC-5
DDH04-21
RTDDH-1
DDH04-20A
RTDDH-2
500m
400m
300m
200m
100m
SL
-100m
-200m
-300m
-400m
55.0
224.0
169m @
21.9%Fe, 0.09%Cu,
0.07g/t Au
69.0
347.0m @
22.5%Fe, 0.07%Cu,
0.04g/t Au
264.0
308.0
44.0m @
19.6%Fe, 0.09%Cu,
0.09g/t Au
395.0
547.0
153.0m @
37.0%Fe, 0.08%Cu,
0.05g/t Au
416.0
482.0
66.0m @
30.1%Fe, 0.05%Cu,
0.03g/t Au
292.0m @
47.4%Fe, 0.16%Cu,
0.11g/t Au
420.0
464.0
565.0
44.0m @
25.4%Fe, 0.09%Cu,
0.07g/t Au
92.0m @
34.5%Fe, 0.10%Cu,
0.09g/t Au
216.0m @
51.1%Fe, 0.10%Cu,
0.08g/t Au
302.0m @
51.6%Fe, 0.10%Cu,
0.06g/t Au
600.0
626.0
26.0m @
30.2%Fe, 0.09%Cu,
0.07g/t Au
763.0
784.0
Metres
0 50 100 150 200 250
LITHOLOGIES
Overburden
Volcanic
Sediment
Dyke
Massive Magnetite
Semi-Massive Magnetite
Magnetite Breccia
Magnetite Stockwork
Basement
LEGEND
Surface
Overburden Contact
Mineralized Intercept (metres) with Weighted Average for Fe (%), Cu (%), Au (g/t)
Deposit Outline
Outline of High Intensity Part (0.75 Shell) 3D Magnetic Inversion Model
CARDERO RESOURCES CORP

Geological N – S Section (A – A'), outline of 3D magnetic body and geochemistry results Central Zone, Pampa de Pongo.